UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 31, 2013

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In April and May 2013, John N. Seitz loaned the Company an aggregate of $4.6 million, due on demand, and convertible into Company common stock at a conversion price of $0.12 per share.  On May 31, 2013, Mr. Seitz converted $1.2 million of this debt into 10 million shares of Company common stock.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of Texas, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable Texas law. Mr. Seitz is an accredited investor, and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Resignation of Principal Executive Officer.

On May 31, 2013, James M. Askew resigned as an executive officer of the Company, including his position as chief executive officer and president.  Mr. Askew remains a director of the Company.

(b)  Appointment of Principal Executive Officer and Other Executive Officers.

On May 31, 2013, John N. Seitz was appointed as the Chief Executive Officer, Ronald A. Bain was appointed as the President and Chief Operating Officer, and Dwight “Clint” M. Moore was appointed as the Vice President and Secretary.

Mr. Seitz has served as a consultant to the Company since March 2013, and is a founder and vice chairman of the board of Endeavour International Corporation (NYSE: END), a public company listed on the NYSE and on the London Stock Exchange, which is engaged in oil and gas exploration and production in the U.K. North Sea and in the domestic U.S. market.  From 2003 until 2006, Mr. Seitz served as co-chief executive officer of Endeavour.  From 1977 to 2003, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Corporation (NYSE: APC), serving most recently as a director and as president and chief executive officer. Mr. Seitz also serves on the board of managers of Constellation Energy Partners LLC (NYSE ARCA: CEP), a company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets, and on the board of directors of Gulf United Energy, Inc. (OTCQB: GLFE) and ION Geophysical Corporation (NYSE: IO), a leading technology-focused seismic solutions company.  Mr. Seitz is a Certified Professional Geological Scientist from the American Institute of Professional Geologists and a licensed professional geoscientist with the State of Texas.  Mr. Seitz also serves as a trustee for the American Geological Institute Foundation.  Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Institute, and has completed the Advanced Management Program at the Wharton School.

Dr. Ronald A. Bain has served as a consultant to the Company since March 2013, and is the principal of ConRon Consulting, Inc., serving in a consulting capacity as corporate advisor to several domestic and international exploration and production companies. From 2004 through 2008, Dr. Bain was corporate exploration advisor and vice president of geosciences of Endeavour International Corporation. From 1983 through 2001, Dr. Bain held numerous management positions in technology and exploration, in both domestic and international exploration, at Anadarko Petroleum. Dr. Bain entered the industry in 1974 as a research geophysicist with Gulf Oil. Dr. Bain currently serves on the University of Texas Geology Foundation Advisory Council.  Dr. Bain holds Bachelor of Science and PhD degrees in Physics from the University of Texas at Austin and a Master of Science degree in Physics from the University of Pittsburgh.

Dwight “Clint” M. Moore has served as an employee of the Company since May 2013, and most recently served from March 2008 through April 2013 as vice-president-corporate development for ION Geophysical Corporation (NYSE: IO). Mr. Moore has over 35 years of experience in petroleum geo-science, exploration, development, corporate financial planning, and business & corporate development.  From 2006-07, Mr. Moore was manager of offshore business development at Murphy Oil Corporation (NYSE: MUR). From 1987-2003, Mr. Moore held positions of increasing responsibility at Anadarko Petroleum (NYSE: APC) in petroleum geo-science, and business analysis, intelligence and strategic planning. From 1978-1987, Mr. Moore held positions of increasing responsibility at Diamond Shamrock/Maxus Energy (NYSE: YPF) in petroleum geo-science and corporate financial planning. Mr. Moore has previously served as elected president of the Houston Geological Society, as elected treasurer of the American Association of Petroleum Geologists (AAPG), and is presently the chairman of the AAPG Investment Committee.  Mr. Moore is also a licensed professional geoscientist with the State of Texas, an AAPG Certified Petroleum Geologist, and holds two bachelor degrees with Honors, in Geology and Business Administration-Finance with an Economics minor, from Southern Methodist University and its Cox School of Business.

In March 2013, we entered into one-year consulting agreements with John N. Seitz and ConRon Consulting, Inc.  The consulting agreements each have a term of one year, and provide that Mr. Seitz is paid $40,000 per month and ConRon Consulting, Inc. is paid $30,000 per month.  The consulting agreement between the Company and Mr. Seitz terminated on May 31, 2013, and it is expected that Mr. Seitz will enter into an arrangement with the Company in the near future providing equity-based compensation.  Likewise, it is expected that in the near future that the Company will enter into arrangements with (i) Dr. Bain (to replace the consulting agreement) that will provide for an annual salary of approximately $360,000 and (ii) Mr. Moore that will provide for an annual salary of approximately $200,000 per year.

In March 2013, John N. Seitz, Ronald A. Bain, and Dwight “Clint” M. Moore were issued 190,045,556 shares, 40,045,555 shares, and 10,045,555 shares, respectively, of our common stock in consideration for the assignment of rights to purchase certain seismic data from TGS, valued at $0.01 per share.  As a result of that transaction, both Mr. Seitz and Dr. Bain became holders of in excess of 5% of our outstanding shares of common stock.

Except as set forth herein, there have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Messrs. Seitz, Bain and Moore that are required to be disclosed by Item 404(a) of Regulation S-K.

(c)  Election of Directors.

On May 31, 2013, John N. Seitz was elected as a director and shall serve as chairman of the board of the Company.  The information set forth in Item 5.02(b) is hereby incorporated by reference.

There are no arrangements or understandings between Mr. Seitz and any other person pursuant to which Mr. Seitz was elected to serve as a director of the Company.

(d)  Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 6, 2013

GULFSLOPE ENERGY, INC.

By:	/S/ John N. Seitz
John N. Seitz, Chief Executive Officer